EXHIBIT 99.1

THE BANK OF NEW YORK MELLON

Officer’s Certificate

March 9, 2010

MERRILL LYNCH DEPOSITOR, INC.
North Tower, 7th Floor
4 World Financial Center
New York, New York 10080

PREFERREDPLUS AND PPLUS TRUST

The undersigned, Maryann Joseph, Vice-President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on her knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated November 5, 2004 between Merrill Lynch Depositor, Inc. as depositor (the “Depositor”) and the Trustee, as trustee and securities intermediary (the “Securities Intermediary”), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each trust series listed in the attached schedule.

Very truly yours,

The Bank of New York Mellon (formerly The Bank of New York), as Trustee

By: /s/ Maryann Joseph
Name: Maryann Joseph Title: Vice President

SCHEDULE

PPLUS Trust Series GSC-3
PPLUS Trust Series LMG-4
PPLUS Trust Series GSC-4
PPLUS Trust Series RRD-1
PPLUS Trust Series LTD-1